Exhibit 10.1

EXECUTION VERSION

Committed Facility Agreement

BNP PARIBAS PRIME BROKERAGE, INC., ON BEHALF OF ITSELF AND AS AGENT FOR THE BNPP ENTITIES (“BNPP PB, Inc.”) and the counterparty specified on the signature page hereto (“Customer”), hereby enter into this Committed Facility Agreement (this “Agreement”), dated as of the date specified on the signature page hereto.

Whereas Customer is a limited liability company duly formed and organized in Delaware, and a wholly-owned subsidiary of FS Energy and Power Fund (“FSEP”);

Whereas BNPP PB, Inc. and Customer have entered into the U.S. PB Agreement, dated as of the date hereof (the “U.S. PB Agreement”);

Whereas BNPP PB, Inc., Customer and State Street Bank and Trust Company (“Custodian”) have entered into the Special Custody and Pledge Agreement, dated on or about the date hereof (the “Special Custody Agreement” and, together with this Agreement and the U.S. PB Agreement, the “40 Act Financing Agreements”); and

Whereas this Agreement supplements and forms part of the other 40 Act Financing Agreements and sets out the terms of the commitment of BNPP PB, Inc. to provide financing to Customer under the 40 Act Financing Agreements.

Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.                                     Definitions -

(a)       Capitalized terms not defined in this Agreement have the respective meanings assigned to them in the U.S. PB Agreement.  The 40 Act Financing Agreements are included in the term “Contract,” as defined in the U.S. PB Agreement.

(b)        “Account Agreement” means the Account Agreement attached as Exhibit A to the U.S. PB Agreement.

(c)         “Borrowing” means a draw of cash financing by Customer from BNPP PB, Inc. pursuant to Section 2 of this Agreement.

(d)        “Closing Date” means the date specified on the signature page hereto.

(e)         “Collateral Requirements” means the collateral requirements set forth in Appendix A attached hereto.

(f)           “Maximum Commitment Financing” means USD $200,000,000.

(g)        “Net Asset Value” with respect to any person or entity means such person’s net asset value calculated in accordance with generally accepted accounting principles in the United States.

(h)       “Net Asset Value Floor” means, with respect to FSEP, an amount equal to the greater of (i) USD $684,000,000 or (ii) 50% of the Net Asset Value of FSEP, calculated based on FSEP’s Net Asset Value as of its most recent fiscal year end subsequent to the date hereof.

(i)           “Outstanding Debit Financing” means the aggregate cash borrowings under the 40 Act Financing Agreements.  For the purposes of calculating such aggregate cash borrowings, if Customer holds debit cash balances in non-USD currencies, BNPP PB, Inc. will convert each of these balances into USD at prevailing market rates, such rates to be disclosed to Customer upon request, to determine Customer’s aggregate cash borrowings.

(j)             “1940 Act” means the Investment Company Act of 1940, as amended.

2.                                     Borrowings -

Subject to the terms hereof, BNPP PB, Inc. shall make available cash financing under the 40 Act Financing Agreements in an amount up to the Maximum Commitment Financing.  Such cash financing shall be made available in immediately available funds. Customer may borrow under this Section 2, prepay pursuant to Section 4 and reborrow under this Section 2 without penalty.

On the Closing Date, subject to the terms hereof, BNPP PB, Inc. shall make funds available to Customer in an amount up to the Maximum Commitment Financing.  Each subsequent Borrowing (not to exceed, in the aggregate with each other outstanding Borrowing, the Maximum Commitment Financing) shall be made on written notice (the “Borrow Request”), given by Customer to BNPP PB, Inc. not later than 11:00 a.m. (New York City time) on the Business Day immediately preceding the date of the proposed Borrowing (which must be a Business Day).  Subject to Section 7, BNPP PB, Inc. shall, before 11:00 a.m. (New York City time) on the date of such Borrowing, make available to Customer the amount of such Borrowing (provided that the Outstanding Debit Financing, taking into account the amount specified in the Borrow Request, does not exceed the Maximum Commitment Financing) payable to the account designated by Customer in such Borrow Request.

3.                                     Repayment -

(a)        Upon the occurrence of a Facility Termination Event, an event described in Section 15(a) hereof, or the date specified in the Facility Modification Notice as described in Section 6, all Borrowings (including all accrued and unpaid interest thereon and all other amounts owing or payable hereunder) may be recalled by BNPP PB, Inc. in accordance with Section 1 of the U.S. PB Agreement.

(b)       Upon the occurrence of a Default, the BNPP Entities shall have the right to take any action described in Section 13(b) hereof.

4.                                     Prepayments -

Customer may, upon at least one Business Day’s notice to BNPP PB, Inc., stating the proposed date and aggregate principal amount of the prepayment, prepay all or any portion of the outstanding principal amount of the Outstanding Debit Financing, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that Customer shall continue to be obligated to pay the Commitment Fee as set forth in Appendix B.

5.                                     Interest -

Customer shall pay interest on the outstanding principal amount of each Borrowing from the date of such Borrowing until such principal amount has been paid in full, at the rates specified in Appendix B attached hereto.  Such interest shall be payable monthly, and if not paid when due, any unpaid interest shall be capitalized on the principal balance as additional cash borrowing by Customer and, for the avoidance of doubt, failure to pay such capitalized interest shall not constitute a Facility Termination Event.

6.                                     Scope of Committed Facility -

Subject to Section 7, BNPP PB, Inc. may not take any of the following actions except upon at least 270 calendar days’ prior written notice to Customer (the “Facility Modification Notice”):

(a)        modify the method for calculating the Collateral Requirements;

(b)       recall or cause repayment of any cash loan under the 40 Act Financing Agreements;

(c)        modify the interest rate spread on cash loans under the 40 Act Financing Agreements, as set forth in Appendix B attached hereto;

(d)       modify the fees, charges or expenses other than those described in clause (b) above, as set forth in Appendix B attached hereto (the “Fees”); or

(e)        terminate this Agreement or any of the other 40 Act Financing Agreements.

7.                                     Conditions for Committed Facility -

The commitment as set forth in Sections 2 and 6 only applies so long as –

(a)       Customer satisfies the Collateral Requirements (after giving effect to any applicable notice requirement or grace period);

(b)      no Default or Facility Termination Event has occurred and is continuing;

(c)       Customer is not bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding; and

(d)      there has not occurred any termination of this Agreement (including, without limitation, pursuant to Section 15).

8.                                     Arrangement and Commitment Fees -

(a)         Customer shall pay when due an Arrangement Fee as set forth in Appendix B.

(b)        Customer shall pay when due a Commitment Fee as set forth in Appendix B.

9.                                     Substitution -

(a)        After BNPP PB, Inc. sends a Facility Modification Notice, Customer may not substitute any collateral, provided that Customer may, subject to the Special Custody Agreement, purchase and sell portfolio securities in the ordinary course of business consistent with its investment restrictions; provided further that BNPP PB, Inc. may permit substitutions upon request, which permission shall not be unreasonably withheld; provided further that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a commercially reasonable period (in any event no sooner than the standard settlement period applicable to such collateral).

(b)      Prior to BNPP PB, Inc. sending a Facility Modification Notice, Customer may, subject to the Special Custody Agreement, substitute collateral, provided that for substitutions of rehypothecated collateral, such collateral shall be returned for substitution within a reasonable period (in any event no sooner than the standard settlement period applicable to such collateral).

10.                              Collateral Delivery -

If notice of a Collateral Requirement is sent to Customer: (i) on or before 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on such Business Day, and (ii) after 11:00 a.m. on any Business Day, then Customer shall deliver all required Collateral no later than the close of business on the immediately succeeding Business Day.

11.                              Representations and Warranties -

Customer hereby makes all the representations and warranties set forth in Section 5 of the Account Agreement, which are deemed to refer to this Agreement, and such representations and warranties shall survive each transaction and the termination of the 40 Act Financing Agreements until such time as Customer has satisfied all Obligations and no assets remain in any Accounts.

12.                              Financial Information –

Customer shall provide or cause to be provided to BNPP PB, Inc. copies of –

(a)     the most recent annual report on Form 10-K of FSEP, containing financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within one hundred and twenty (120) calendar days after the end of each fiscal year of FSEP;

(b)      the most recent quarterly report on Form 10-Q of FSEP, containing financial statements prepared in accordance with generally accepted accounting principles in the United States, as soon as available and in any event within sixty (60) calendar days after the end of each quarter;

(c)        a monthly statement of the leverage and asset coverage ratios of FSEP and the Net Asset Value of Customer and FSEP, respectively, as of the last day of each calendar month as soon as available and in any event within fifteen (15) calendar days after the end of each calendar month delivered to rcm_regulated_funds@us.bnpparibas.com; and

(d)       the estimated Net Asset Value statement of Customer or FSEP within one (1) Business Day of written request therefor by BNPP PB, Inc.

Notwithstanding anything to the contrary herein, to the extent that FSEP’s Net Asset Value, most recent annual report on Form 10-K or most recent quarterly report on Form 10-Q (the “Reports”) is publicly available on either FSEP’s website or filed with the U.S. Securities and Exchange Commission (the “SEC”) and publicly available at http://www.sec.gov, such Report shall be deemed to have been provided to BNPP PB, Inc. in satisfaction of the requirements of this Section 12 without any further action by Customer.

13.                              Termination -

(a)        Upon the occurrence and continuation of a Facility Termination Event, BNPP PB, Inc. shall have the right to terminate this Agreement, accelerate the maturity of any and all Borrowings to be immediately due and payable, modify the method for calculating the Collateral Requirements, and modify any interest rate spread, fees, charges, or expenses, in each case, in accordance with the timeframes specified in the U.S. PB Agreement; provided that, if there occurs a Facility Termination Event under Section 13(c)(ii) and BNPP PB, Inc. exercises its right to terminate this Agreement as a result thereof or if this Agreement is terminated by Customer or any BNPP Entity pursuant to Section 15, Customer shall not be obligated to pay the Commitment Fee as set forth in Appendix B following such termination.

(b)      Upon the occurrence of a Default, if such Default is at that time continuing, the BNPP Entities may terminate any of the 40 Act Financing Agreements and/or take Default Action or any other action provided for under the 40 Act Financing Agreements.

(c)       Each of the following events constitutes a “Facility Termination Event”:

i.                the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by Customer or FSEP under any contract or agreement with a third party, where the aggregate principal amount of any such contract or agreement (which, for the avoidance of doubt, includes any obligations with respect to borrowed money or other assets in connection with such contract or agreement) is not less than the lesser of (x) 3% of the Net Asset Value of FSEP and (y) USD $10,000,000;

ii.              there occurs any change in BNPP PB, Inc.’s interpretation of any Applicable Law or the adoption of or any change in the same (including, for the avoidance of doubt, any new or amended rules, requests, guidelines and directives promulgated in connection with current Applicable Law, including the Dodd-Frank Wall Street Reform and Consumer Protection Act) that, in the reasonable opinion of counsel to BNPP PB, Inc., has the effect with regard to BNPP PB, Inc. of impeding or prohibiting the arrangements under the 40 Act Financing Agreements (including, but not limited to, imposing or adversely modifying or affecting the amount of regulatory capital to be maintained by BNPP PB, Inc.); provided, however, that it shall not be a Facility Termination Event if there occurs a change in, or change in BNPP PB, Inc.’s interpretation of, any Applicable Law that results in a cost increase to BNPP PB, Inc. (as determined in its sole discretion), rather than a prohibition (as determined in BNPP PB, Inc.’s sole discretion), and such cost increase is accepted by Customer (for the avoidance of doubt, such cost increase may be implemented by adjusting the fees and rates in Appendix B or in any other manner, as determined by BNPP PB, Inc. in its sole discretion);

iii.           (A) as of the final Business Day of each calendar month, the Net Asset Value of Customer or FSEP has declined by thirty percent (30%) or more from the Net Asset Value of Customer or FSEP (as applicable) as of the final Business Day of the preceding calendar month; (B) as of the final Business Day of each calendar quarter, the Net Asset Value of Customer or FSEP has declined by forty percent (40%) or more from the Net Asset Value of Customer or FSEP (as applicable) as of the final Business Day of the preceding calendar quarter; or (C) as of the final Business Day of each calendar year, the Net Asset Value of Customer or FSEP has declined by fifty percent (50%) or more from the Net Asset Value of Customer or FSEP (as applicable) as of the final Business Day of the preceding calendar year; (for purposes of (A), (B) and (C), any decline in the Net Asset Value shall not take into account any positive or negative change caused by capital transfers, such as redemptions, withdrawals, subscriptions, contributions or investments, howsoever characterized, and all amounts set forth in redemption notices received by or on behalf of Customer or FSEP (notwithstanding the date the actual redemption shall occur));

iv.          the investment advisory and administrative services agreement between FSEP and its investment adviser (the “Advisor”) is terminated or the Advisor otherwise ceases to act as the investment adviser of FSEP; provided, however, such termination or cessation shall not constitute a Facility Termination Event if there is a replacement investment adviser appointed immediately who is either (A) an affiliate of the Advisor or (B) acceptable to BNPP PB, Inc. in its good faith discretion;

v.             FSEP violates Section 61 of the 1940 Act;

vi.          FSEP is not classified as a “closed-end company” as defined in Section 5 of the 1940 Act;

vii.       Customer enters into any additional indebtedness with a party other than a BNPP Entity or its affiliates beyond the financing provided hereunder through the 1940 Act Financing Agreements, including without limitation any further borrowings constituting ‘senior securities’ (as defined for purposes of Section 18 of the 1940 Act) or any promissory note or other evidence of indebtedness, whether with a bank or any other person;

viii.    FSEP changes its fundamental or material investment policies; or

ix.          Customer pledges to any other party, other than a BNPP Entity or its affiliates, any securities owned or held by Customer.

(d)        Each of the following events constitutes a “Default” and shall be an “Event of Default” for purposes of the Account Agreement:

i.                 Customer fails to meet the Collateral Requirements within the time periods set forth in Section 10; provided that, it shall not be a Default if (A) such failure is caused by an error or omission of an administrative or operational nature, (B) funds were available for Customer to pay or post, as applicable, when due, (C) Customer has provided written proof reasonably satisfactory to BNPP PB, Inc. of (A) and (B), and (D) such posting is made by within one (1) Business Day after such payment or posting was originally due;

ii.              Customer fails to deliver, or cause the delivery of, financial information within the time periods set forth in Section 12 and such failure is not remedied within (A) five (5) Business Days for a failure under Sections 12(a), 12(b) and 12(c), and (B) one (1) Business Day for a failure under Section 12(d);

iii.           the Net Asset Value of FSEP declines below the Net Asset Value Floor;

iv.          any representation or warranty made or deemed made by Customer to BNPP PB, Inc. under any 40 Act Financing Agreement (including under Section 11 hereof) proves false or misleading when made or deemed made;

v.             Customer fails to comply with or perform any other agreement or obligation under this Agreement or the other 40 Act Financing Agreements (other than those agreements and obligations already covered by this Section 13, in which case the relevant subsection shall govern);

vi.          Customer or FSEP becomes bankrupt, insolvent, or subject to any bankruptcy, reorganization, insolvency or similar proceeding or all or substantially all of its assets become subject to a suit, levy, enforcement, or other legal process where a secured party maintains possession of such assets, has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger), seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all of its assets, has a secured party take possession of all or substantially all of its assets, or takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

vii.       the occurrence of a repudiation, misrepresentation, material breach or the occurrence of a default, termination event or similar condition (howsoever characterized, which, for the avoidance of doubt, includes the occurrence of an Additional Termination Event under an ISDA Master Agreement) by, or with respect to, Customer under any contract or agreement with a BNPP Entity or affiliate of a BNPP Entity.

(e)         Upon 270 calendar days’ prior written notice to BNPP PB, Inc., Customer may terminate this Agreement.

14.                              Notices -

Notices under this Agreement shall be provided pursuant to Section 12(a) of the Account Agreement.

15.                              Compliance with Applicable Law -

(a)         Notwithstanding any of the foregoing, if required by Applicable Law (including, for the avoidance of doubt, any new or amended final and effective rules, guidelines (to the extent such guidelines are applied generally to customers of BNPP PB, Inc. who (x) have received margin loans from BNPP PB, Inc. and (y) are wholly owned subsidiaries of an investment company registered under the 1940 Act) and directives promulgated in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act) –

i.                 the BNPP Entities may terminate any 40 Act Financing Agreement and any Contract;

ii.              BNPP PB, Inc. may recall any outstanding cash loan under the 40 Act Financing Agreements;

iii.           BNPP PB, Inc. may modify the method for calculating the Collateral Requirements; and

iv.          the BNPP Entities may take Default Action;

each action shall be taken solely to the extent required to comply with Applicable Law.

(b)        This Agreement will not limit the ability of BNPP PB, Inc. to change the product provided under this Agreement and the other 40 Act Financing Agreements as necessary to comply with Applicable Law (including, for the avoidance of doubt, any new or amended rules, requests, guidelines (to the extent such guidelines are applied generally to customers of BNPP PB, Inc. who (x) have received margin loans from BNPP PB, Inc. and (y) are wholly owned subsidiaries of an investment company registered under the 1940 Act) and directives promulgated in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act); provided that (i) Customer may terminate this Agreement within thirty days following any such change by the giving of written notice to BNPP PB, Inc., and (ii) if no such notice has been received by BNPP PB, Inc. by the end of such thirty-day period, then Customer’s termination rights shall be as set forth in Section 13(e) hereof.

(c)         The BNPP Entities may exercise any remedies permitted under the Contracts if Customer fails to comply with Applicable Law.

16.                              Miscellaneous -

(a)         In the event of a conflict between any provision of this Agreement and the other 40 Act Financing Agreements, this Agreement prevails.

(b)        This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine other than Title 14 of Article 5 of New York General Obligations Law.

(c)         Section 16(c) of the Account Agreement is hereby incorporated by reference in its entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

(d)        This Agreement may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

(e)         Notwithstanding anything to the contrary contained in the 40 Act Financing Agreements, absent fraud and gross negligence, any amounts owed or liabilities incurred by Customer in respect of any Obligations owed by Customer under any Contract may be satisfied solely from the assets of Customer.  Without limiting the generality of the foregoing, in no event shall BNPP PB, Inc. or the BNPP Entities have recourse, whether by setoff or otherwise, with respect to any amounts owed or liabilities incurred, to or against (i) any assets of any persons or entity (including, without limitation, any person or entity whose account is under the management of the investment manager of Customer) other than Customer, (ii) any assets of any affiliate of Customer, or (iii) any assets of the adviser or manager of Customer or any affiliate of such manager or adviser.  Notwithstanding the foregoing, the BNPP Entities reserve all rights against any party liable for the liabilities of Customer as provided under Applicable Law.

(The remainder of this page is blank.)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of December 11, 2013.

BERWYN FUNDING LLC

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

BNP PARIBAS PRIME BROKERAGE, INC., ON BEHALF OF ITSELF AND AS AGENT FOR THE BNPP ENTITIES

By:	/s/ Jeffrey Lowe
	Name:	Jeffrey Lowe
	Title:	Managing Director

By:	/s/ Chris Innes
	Name:	Chris Innes
	Title:	Managing Director

EXECUTION VERSION

Appendix A – Collateral Requirements

THIS APPENDIX A forms a part of the Committed Facility Agreement entered into between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc.”) and Berwyn Funding LLC (“Customer”) (the “Committed Facility Agreement”).

1.            Collateral Requirements  -

The Collateral Requirements in relation to all positions held in the accounts established pursuant to the 40 Act Financing Agreements (the “Positions”) consisting of Eligible Securities shall be the greatest of:

(a) the sum of the Position Charges of all Positions consisting of Eligible Securities;

(b) the sum of the collateral requirements of such Positions as per Regulation T or Regulation X, as applicable, of the Board of Governors of the Federal Reserve System, as amended from time to time;

(c) the sum of the collateral requirements of such Positions as per Financial Industry Regulatory Authority, Inc. Rule 4210, as amended from time to time, to the extent applicable;

(d) 40% of the Portfolio Gross Market Value; and

(e) the Issuer Concentration Floor.

2.            Eligible Securities  -

(a)   Positions in the following eligible equity and fixed income security types (“Eligible Securities”, which term shall exclude any securities described in Section 2(b)) are covered under the Committed Facility Agreement:

i.      USD common stock traded on the New York Stock Exchange, NASDAQ, NYSE Arca and NYSE Amex Equities;

ii.    convertible and non-convertible corporate debt securities or preferred securities, provided that such securities are (A) issued by an issuer incorporated in one of the following countries: USA, Canada, United Kingdom, France, Germany, Switzerland, Austria, Spain, Italy, The Netherlands, Finland, Belgium, Japan, Australia or Portugal and (B) denominated in USD, CAD or EUR;

iii.    Treasury Securities; or

iv.   non-USD common stock, provided such stock is (A) listed in the FTSE World Index, (B) traded on a major exchange in one of the following countries: Canada, United Kingdom, France, Germany, Switzerland, Austria, Spain, Italy, The Netherlands, Finland, Belgium, Japan, Australia, Sweden or Portugal and (C) denominated in one of the following currencies: CAD, GBP, EUR, JPY, CHF, AUD or SEK.

(b)   Notwithstanding the foregoing, the following will not be part of the collateral commitment and shall have no collateral value:

i.      any security type not covered above, as determined by BNPP PB, Inc. in its sole discretion;

ii.     any short security position;

iii.    any security offered through a private placement or any restricted securities; provided that a convertible or non-convertible corporate debt security that is eligible for resale pursuant to Rule 144A under the Securities Act of 1933, as amended, shall not be deemed restricted for this purpose;

iv.   any security that is not maintained as a book-entry security on a major depository, such as The Depository Trust Company, Euroclear or Clearstream;

v.   any securities that are municipal securities, asset-backed securities, mortgage securities, Structured Securities or capital contingent convertible bonds (notwithstanding the fact that such securities would otherwise be covered);

vi.   any security where Customer or Customer’s Advisor (i) is an Affiliate of the Issuer of the relevant equity securities or (ii) beneficially owns more than 9% of either (a) the voting interests of the Issuer or (b) any voting class of equity securities of the Issuer (in each case, whether such positions are held in accounts established pursuant to the 40 Act Financing Agreements or otherwise). For the avoidance of doubt, for purposes of determining beneficial ownership, any convertible debt of preferred debt shall be treated as converted;

vii.  to the extent that the Gross Market Value of non-USD-denominated Positions exceeds 50% of the Portfolio Gross Market Value, any such securities in excess of such 50% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of 50%);

viii. to the extent that the Gross Market Value of the aggregate of convertible and non-convertible corporate debt securities and/or preferred securities denominated in CAD exceeds 20% or more of the Portfolio Gross Market Value, any convertible and non-convertible corporate debt securities and/or preferred securities denominated in CAD in excess of such 20% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of 20%);

ix.   any equity security of an Issuer with a market capitalization of less than USD $300,000,000;

x.    any Debt Security which (i) trades below 40% of its nominal value or (ii) is greater than 10% of the Issue Size;

xi.   any Debt Security whose outstanding issuance, calculated pursuant to its face value, is less than USD $75,000,000;

xii.  to the extent that the Gross Market Value of any Debt Securities with an outstanding issuance, calculated pursuant to its face value, between USD $75,000,000 and USD $150,000,000 exceeds 10% of the Portfolio Gross Market Value, any Debt Securities in excess of such 10% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of 10%);

xiii. any Positions with a long-term debt rating below CCC- by S&P or below Caa3 by Moody’s or that have defaulted (excluding, for the avoidance of doubt, unrated securities);

xiv. any Positions with Days of Trading Volume equal to or greater than 4; and

xv.  any Positions with Equity Volatility equal to or greater than 100%.

2

3.            Equity Securities Collateral Percentage  -

The Collateral Percentage for a Position consisting of applicable equity securities that are Eligible Securities shall be:

i.      subject to paragraph (ii) below, the sum of (A) the Equity Core Collateral Rate and (B) the product of (I) the Equity Core Collateral Rate and (II) the sum of the Equity Liquidity Factor and the Equity Volatility Factor, or

ii.     100% if the product determined under paragraph (i) above is greater than 100%.

(a)   Equity Liquidity Factor.

The “Equity Liquidity Factor” shall be determined pursuant to the following table.

Days of Trading Volume	Equity Liquidity Factor
Less than 2	0
2 to 4	1

(b)   Equity Volatility Factor.

The “Equity Volatility Factor” shall be determined pursuant to the following table.

Equity Volatility	Equity Volatility Factor
Less than 35%	0
Equal to or greater than 35% and less than 50%	0.5
Equal to or greater than 50% and less than 75%	1
Equal to or greater than 75% and less than 100%	2

4.            Debt Securities Collateral Percentage -

The Collateral Percentage for a Position consisting of applicable Debt Securities that are Eligible Securities shall be the Debt Core Collateral Rate; provided that (i) the Collateral Percentage for any Debt Security which trades below 40% of its nominal value shall be 100%, (ii) if a Debt Security’s remaining maturity is greater than 10 years, its Collateral Percentage shall be the Debt Core Collateral Rate plus 15%, and (iii) if a Debt Security is a Payment-in-Kind Bond, its Collateral Percentage shall be the Debt Core Collateral Rate plus 10%.

(a)   Debt Core Collateral Rate.

The “Debt Core Collateral Rate” shall be (i) for Treasury Securities, 20%, and (ii) for all other Debt Securities, as determined pursuant to the following table, based on the credit rating of the Issuer, using the lower of the S&P or Moody’s long term debt rating as shown below; provided that (I) if there is only one such rating, then the Debt Core Collateral Rate corresponding to such rating shall be used, (II) if there is no such rating, then the Debt Core Collateral Rate shall be 40%, and (III) to the extent the Gross Market Value of all positions with a long term debt rating of CCC+ to CCC- by S&P or Caa1 to Caa3 by Moody’s exceeds 30% of the Portfolio Gross Market Value, any Positions in excess of such 30% shall have a Debt Core Collateral Rate of 60% (and BNPP PB, Inc. shall determine in its sole discretion which specific securities shall be considered to be in excess of such 30%).

3

S& P’s Rating	Moody’s Rating	Debt Core Collateral Rate
AAA to A-	Aaa to A3	20%
BBB+ to BBB-	Baa1 to Baa3	20%
BB+ to BB-	Ba1 to Ba3	30%
B+ to B- / NR	B1 to B3 / NR	40%
CCC+ to CCC-	Caa1 to Caa3	50%

5.            Positions Outside the Scope of this Appendix A -

For the avoidance of doubt, the Collateral Requirements set forth herein are limited to the types and sizes of securities specified herein.  The Collateral Requirement for any Position or part of a Position not covered by the terms of this Appendix A shall be determined by BNPP PB, Inc. in its sole discretion.

6.            One-off Collateral Requirements  -

From time to time BNPP PB, Inc., in its sole discretion, may agree to a different Collateral Requirement than the Collateral Requirement determined pursuant to this Appendix A for a particular Position; provided that, for the avoidance of doubt, the commitment in Section 6(a) of the Committed Facility Agreement shall apply only with respect to the Collateral Requirements based upon the Collateral Percentage determined pursuant to Sections 3 and 4 hereof and BNPP PB, Inc. shall have the right at any time to increase the Collateral Requirement for such Position up to the Collateral Requirement that would be required as determined in accordance to Sections 3 and 4 hereof.

7.            Certain Definitions  -

(a)   “Affiliate” means an affiliate as defined in Rule 144(a)(1) under the Securities Act of 1933, as amended.

(b)   “Bloomberg” means the Bloomberg Professional service.

(c)   “Collateral Percentage” means the percentage as determined by BNPP PB, Inc. according to this Appendix A.

(d)   “Current Market Value” means, with respect to a Position, an amount equal to the product of (i) the number of units of the relevant security and (ii) the price per unit of the relevant security (determined by BNPP PB, Inc.).

(e)   “Days of Trading Volume” means, with respect to an equity security, an amount equal to the quotient of (i) the number of shares of such security constituting the Position, as numerator, and (ii) the 90-day average daily trading volume of such security as shown on Bloomberg (or, if the 90-day average daily trading volume of such security is unavailable, the 30-day average daily trading volume of such security, as determined by BNPP PB, Inc. in its sole discretion), as denominator.

(f)    “Debt Security” means convertible and non-convertible preferred securities and corporate debt securities.

(g)   “Equity Core Collateral Rate” means 15%.

(h)   “Equity Volatility” means, with respect to an equity security, the 90-day historical volatility of such security as determined by BNPP PB, Inc. in its sole discretion or, if the 90-day historical price volatility of such security is unavailable, the 30-day historical price volatility of such security as determined by BNPP PB, Inc. in its sole discretion.

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(i)    “Gross Market Value” of one or more Positions means an amount equal to the sum of all Current Market Values of all such Positions, where, for the avoidance of doubt, the Current Market Value of each Position is expressed as a positive number whether or not such Position is held long.

(j)    “Issuer” means, with respect to a Debt Security or equity security, the ultimate parent company or similar term as used by Bloomberg; provided that, if the relevant security was issued by a company or a subsidiary of a company that has issued common stock, the Issuer shall be deemed to be the entity that has issued common stock; provided further that, with respect to any exchange-traded funds, the Issuer of such securities shall be the index to which the relevant securities relate, if any.

(k)   “Issuer Concentration Floor” means, as of any date, the product of (i) the Gross Market Value of the Issuer Position with the largest Gross Market Value and (ii) 3.

(l)    “Issuer Position” means all Positions consisting of Eligible Securities issued by the same Issuer.

(m)  “Issue Size” means, with respect to a Position in a Debt Security of an Issuer, the Current Market Value of all such Debt Securities issued by the Issuer and still outstanding.

(n)   “Moody’s” means Moody’s Investor Service, Inc.

(o)   “Payment-in-Kind Bond” means a Debt Security whose interest or principal payments may be paid with additional Debt Securities, as opposed to cash.

(p)   “Portfolio Gross Market Value” means the Gross Market Value of all of the Positions that are Eligible Securities.

(q)   “Position Charge” means, with respect to a Position consisting of Eligible Securities, the product of (x) the Collateral Percentage applicable to such Position and (y) the Current Market Value of such Position.

(r)    “Structured Securities” means any security (i) the payment to a holder of which is linked to a different security, provided that such different security is issued by a different issuer or (ii) structured in such a manner that the credit risk of acquiring the security is primarily related to an entity other than the issuer of the security itself.

(s)   “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

(t)    “Treasury Security” means any security that is a direct obligation of the United States Treasury.  For the avoidance of doubt, neither Treasury Inflation-Protected Securities nor securities issued under the Separate Trading of Registered Interest and Principal of Securities program nor securities issued by any other United States government agency or government sponsored enterprise are herein considered Treasury Securities.

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EXECUTION VERSION

Appendix B

Pricing

Berwyn Funding LLC

Financing Rate

Customer Debit Rate

3 Month LIBOR + 110 bps

ISO Code

USD

Arrangement Fee

Customer shall pay an arrangement fee (the “Arrangement Fee”) to BNPP PB, Inc. equal to the product of the Maximum Commitment Financing and 15 bps and shall pay such Arrangement Fee on the execution date of the Committed Facility Agreement.

Commitment Fee

Customer shall pay a commitment fee (the “Commitment Fee”) to BNPP PB, Inc. equal to sum of the Daily Commitment Fees over the relevant calculation period, when the amount calculated under the Financing Rate above is due.  For purposes of this section, the “Daily Commitment Fee” on each day shall be the product of (a) the difference between (i) the Maximum Commitment Financing and (ii) the current Outstanding Debit Financing, (b) 1/360 and (c) 55 bps.  Notwithstanding the foregoing, in the event that the Committed Facility Agreement is terminated by either party for any reason, including, without limitation, pursuant to Section 13 or Section 15 thereof, Customer shall not be liable for payment of the Commitment Fee for any date subsequent to the date of such termination.